As filed with the Securities and Exchange Commission on April 15, 1998
                                           REGISTRATION NO. 333- 129904A01121296

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                  EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

   Delaware                                            52-0991911
--------------------------------                       --------------------
(State or  other jurisdiction of                       (I.R.S. Employer
 incorporation or  organization)                        Identification No.)


                              11019 McCormick Road
                           Hunt Valley, Maryland 21031
     ------------------------------------------------------------------------
    (Address, including zip code of registrant's principal executive offices)

                  EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC.
                  1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                  ---------------------------------------------
                            (Full title of the Plan)

         Donald A. Deieso, Ph.D., President and Chief Executive Officer
                  EA Engineering, Science, and Technology, Inc.
                              11019 McCormick Road
                           Hunt Valley, Maryland 21031
                                 (410) 584-7000
             --------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                     -------
                                 With a Copy to:
                               Joseph Lunin, Esq.
                          Pitney, Hardin, Kipp & Szuch
                                  P.O. Box 1945
                          Morristown, New Jersey 07962
                                 (973) 966-6300


                                          CALCULATION OF REGISTRATION FEE
------------------------ ---------------------- ---------------------- ----------------------- ----------------------
  Title of securities        Amount to be         Proposed maximum        Proposed maximum           Amount of
   to be registered           registered (1)        offering price        aggregate offering      registration fee2
                                                      per share (2)             price (2)
------------------------ ---------------------- ---------------------- ----------------------- ----------------------
Common Stock, $.01                (1)                    (1)                    (1)                  $30.98
par value                    30,000 shares              $3.50                 $105,000

------------------------ ---------------------- ---------------------- ----------------------- ----------------------



--------

1. This registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein, as well as an indeterminate number of shares of Common Stock which may be issuable under the antidilution and other adjustment provisions of such plan pursuant to Rule 416(a) of the Securities Act of 1933.

2. Estimated in accordance with Rule 457(h) solely for purposes of calculating the registration fee and based upon the average of the high and low sale prices of the Common Stock on the Nasdaq National Market on April 9, 1998, as reported in the Wall Street Journal.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS



ITEM 1   Plan Information
         ----------------

         Not filed with this Registration Statement.



ITEM 2   Registrant Information and Employee Plan Annual Information
         -----------------------------------------------------------

         Not filed with this Registration Statement.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3   Documents Incorporated By Reference
         -----------------------------------

         The following documents filed by EA Engineering, Science, and Technology, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         1.  Annual  Report on Form 10-K for the fiscal  year  ended  August 31,
1997;

         2. Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 1997;

         3. Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 1998; and

         4. Registration Statement on Form S-1, Registration No. 33-8958, including the description of the Common Stock of the Company contained therein.

In addition, all documents filed by the Company and the Plan pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, hereby are incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.


ITEM 4   Description of Securities
         -------------------------

         Not applicable.


ITEM 5   Interests of Named Experts and Counsel
         --------------------------------------

           Certain legal matters relating to the issuance of the shares of the Company's Common Stock offered hereby have been passed upon by Pitney, Hardin, Kipp & Szuch, counsel to the Company. Attorneys in the law firm of Pitney Hardin, Kipp & Szuch do not own, beneficially, or otherwise, any shares of the Company's Common Stock as of April 15, 1998.

         The report of Arthur Andersen LLP, independent certified public accountants, dated November 14, 1997, relating to the consolidated statements of financial condition of the Company and its subsidiaries as of August 31, 1997 and 1996 and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended August 31, 1997, which report appears in the August 31, 1997 Annual Report on Form 10-K of the Company, is incorporated herein by reference upon authority of said firm as experts in accounting and auditing.


ITEM 6  Indemnification of Directors and Officers
        -----------------------------------------

         (a) Limitation of Liability of Directors and Officers. Section 102 of the Delaware General Corporation Law permits a corporation to provide in its Certificate of Incorporation that a director or officer shall not be personally liable to the corporation or its shareholders for breach of any duty owed to the corporation or its shareholders, except that such provisions shall not relieve a director or officer from liability for any breach of duty based upon an action or omission (a) in breach of such person's duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving intentional misconduct or a knowing violation of law, (c) involving the payment of unlawful dividends or expenditure of funds for unlawful stock purchases or redemptions, or (d) resulting in receipt by such person of any improper personal benefit. Article EIGHTH of the Company's Certificate of Incorporation includes limitation on the liability of officers and directors to the fullest extent permitted by Delaware law.

         (b) Indemnification of Directors, Officers, Employees and Agents. Under Article TENTH of its Certificate of Incorporation, the Company shall indemnify and advance expenses to its directors and officers to the fullest extent permitted by the Company's Bylaws and the Delaware General Corporation Law. Article VIII of the Company's Bylaws provides that a director or officer shall be indemnified to the fullest extent permitted under the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify its directors, officers, employees and agents against judgments, fines, penalties, amounts paid in settlement and expenses, including attorneys' fees, resulting from various types of legal actions or proceedings if the actions of the party being indemnified meet the standards of conduct specified therein. Determinations concerning whether or not the applicable standard of conduct has been met can be made by (a) a disinterested majority of the Board of Directors, (b) independent legal counsel, or (c) an affirmative vote of a majority of shares held by the shareholders. No indemnification is permitted to be made to or on behalf of a corporate director, officer, employee or agent if a judgment or other final adjudication adverse to such person establishes that his acts or omissions (a) were in breach of his duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by such person of an improper personal benefit.

                  Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, Article EIGHTH, Paragraph 9 of the Company's Certificate of Incorporation provides that no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.


ITEM 7  Exemption from Registration Claimed
        -----------------------------------

        Not applicable.


ITEM 8  Exhibits
        --------

         5 Opinion of Pitney, Hardin, Kipp & Szuch, as to the legality of the securities being registered

         23(a)  Consent of Arthur Andersen LLP

         23(b) Consent of Pitney, Hardin, Kipp & Szuch (included in Exhibit 5 hereto)

         99 EA Engineering, Science, and Technology, Inc. 1995 Non-Employee Director Stock Option Plan


ITEM 9  Undertakings
        ------------

        1.  The undersigned registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (b) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirement of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hunt Valley, Maryland on April 15, 1998.

                               EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC.

                               DONALD A. DEIESO
                           By:__________________________________________________
                               Donald A. Deieso, Ph.D., President and
                               Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  Signature                                     Title                              Date
                  ---------                                     -----                              ----


LOREN D. JENSEN
-------------------------------------------      Chairman of the Board of Directors            April 15, 1998
Loren D. Jensen, Ph.D.


DONALD A. DEIESO
-------------------------------------------      President, Chief Executive Officer            April 15, 1998
Donald A. Deieso, Ph.D.                                     and Director


BARBARA L. POSNER                                Senior Vice President, Finance and
-------------------------------------------     Administration (principal financial            April 15, 1998
Barbara L. Posner                                             officer)


EDMUND J. CASHMAN, JR.
-------------------------------------------                   Director                         April 15, 1998
Edmund J. Cashman, Jr.


RUDOLPH P. LAMONE
-------------------------------------------                   Director                         April 15, 1998
Rudolph P. Lamone, Ph.D.


CLEAVELAND D. MILLER
-------------------------------------------                   Director                         April 15, 1998
Cleaveland D. Miller, Esq.


GEORGE G. RADCLIFFE
-------------------------------------------                   Director                         April 15, 1998
George G. Radcliffe


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Plan administrators have duly caused this Registration Statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in Hunt Valley, Maryland on April 15, 1998.


                 EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC. 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


                 By: MEREDITH M. CONKLIN
                     -----------------------------------------------------------
                     Meredith M. Conklin, V.P. Human Resources,
                      as Plan Administrator

                                INDEX TO EXHIBITS


        Exhibit 5

              Opinion of Pitney, Hardin, Kipp & Szuch, as to the legality of the securities being registered

        Exhibit 23(a)

              Consent of Arthur Andersen LLP

        Exhibit 23(b)

              Consent of Pitney, Hardin, Kipp & Szuch (included in Exhibit 5 hereto)

        Exhibit 99

              EA Engineering, Science, and Technology, Inc. 1995 Non-Employee Director Stock Option Plan